EXHIBIT 2.1

                SHARE EXCHANGE AGREEMENT BETWEEN THE COMPANY AND
             POINT BREAK PRODUCTIONS, INC. DATED AS OF MAY 23, 2005


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                            SHARE EXCHANGE AGREEMENT

                                 by and between

                   BRAVO RESOURCES LTD., A NEVADA CORPORATION

                                       and

               POINT BREAK PRODUCTIONS, INC., A NEVADA CORPORATION



                            Dated as of May 23, 2005

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                                TABLE OF CONTENTS

                                                                            PAGE
THE SHARE EXCHANGE.............................................................1
    1.1      The Share Exchange................................................1
    1.2      Number of Shares Of BRAVO Common Stock............................1
    1.3      Conversion Of POINT BREAK Common Stock............................1
    1.4      Effective Time....................................................2
    1.5      Fractional Shares.................................................2
    1.6      Reservation of Shares.............................................2
    1.7      Adjustments to Exchange Ratio.....................................2
    1.8      Dissenting Shares.................................................2
    1.9      Exchange of Certificates..........................................2
    1.10     No Further Ownership Rights In POINT BREAK Common Stock...........3
    1.11     Lost, Stolen or Destroyed Certificates............................3
    1.12     Exemption From Registration.......................................3
    1.13     Reporting of Share Exchange.......................................3
    1.14     Escrow Of BRAVO And POINT BREAK Common Stock......................3
    1.15     Board of Directors and Officers Of BRAVO..........................4
    1.16     Taking of Necessary Action; Further Action........................4
THE CLOSING....................................................................4
    2.1      Time and Place of Closing.........................................4
    2.2      Obligations of POINT BREAK And The POINT BREAK
             Shareholders At or Prior to the Closing...........................4
    2.3      Obligations of BRAVO At or Prior to the Closing...................5
REPRESENTATIONS AND WARRANTIES OF POINT BREAK..................................5
    3.1      Organization and Qualification....................................5
    3.2      Capitalization....................................................5
    3.3      Subsidiaries and Affiliates.......................................6
    3.4      Options or Other Rights...........................................6
    3.5      Ownership of Shares...............................................6
    3.6      Validity and Execution of Agreement...............................6
    3.7      No Conflict.......................................................6
    3.8      Consents and Approvals............................................7
    3.9      Violation of Laws, Permits, Etc...................................7
    3.10     Books and Records.................................................7
    3.11     POINT BREAK Financial Statements..................................7
    3.12     Undisclosed Liabilities...........................................7
    3.13     Title to Property; Encumbrances...................................8
    3.14     Taxes.............................................................8
    3.15     Litigation........................................................9
    3.16     Contracts and Other Agreements....................................9
    3.17     Compensation Arrangements; Officers and Directors.................9
    3.18     Erisa.............................................................9
    3.19     Operations........................................................9
    3.20     Licenses and Permits.............................................11
    3.21     Brokers..........................................................11

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    3.22     Disclosure.......................................................11
REPRESENTATIONS AND WARRANTIES OF BRAVO.......................................12
    4.1      Organization and Qualification...................................12
    4.2      Capitalization...................................................12
    4.3      Subsidiaries and Affiliates......................................12
    4.4      Options or Other Rights..........................................12
    4.5      Validity and Execution of Agreement..............................12
    4.6      No Conflict......................................................12
    4.7      Consents and Approvals...........................................13
    4.8      Violation of Laws, Permits, Etc..................................13
    4.9      Books and Records................................................13
    4.10     BRAVO Financial Statements.......................................13
    4.11     Undisclosed Liabilities..........................................13
    4.12     Title to Property; Encumbrances..................................14
    4.13     Taxes............................................................14
    4.14     Litigation.......................................................14
    4.15     Contracts and Other Agreements...................................14
    4.16     Compensation Arrangements; Officers and Directors................15
    4.17     ERISA............................................................15
    4.18     Operations.......................................................15
    4.19     Brokers..........................................................17
    4.20     Approval of Share Exchange.......................................17
    4.21     Investment Company...............................................17
    4.22     Trading Status...................................................17
    4.23     SEC Reporting Status.............................................17
    4.24     Disclosure.......................................................17
ACTIONS PRIOR TO CLOSING......................................................17
    5.1      Corporate Examinations and Investigations........................17
    5.2      Conduct and Preservation of Business of BRAVO....................18
    5.3      Conduct and Preservation of Business Of POINT BREAK..............18
    5.4      Advice of Changes................................................18
    5.5      OTC Bulletin Board...............................................19
    5.6      SEC Reports......................................................19
    5.7      Shareholder Approvals............................................19
    5.8      Other Agreements.................................................19
CONDITIONS PRECEDENT TO CLOSING...............................................19
    6.1      Conditions Precedent to the Obligations Of BRAVO to
             Complete the Closing.............................................19
    6.2      Conditions Precedent to the Obligations of POINT BREAK
             to Complete the Closing..........................................21
POST-CLOSING COVENANTS........................................................22
    7.1      Further Information..............................................22
    7.2      Record Retention.................................................22
    7.3      Post-closing Assistance..........................................22
    7.4      Issuance of Shares During Escrow Period..........................23
SURVIVAL; INDEMNIFICATION.....................................................23
    8.1      Survival of Agreements, Representations and Warranties...........23

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TERMINATION OF AGREEMENT......................................................23
    9.1      Termination......................................................23
    9.2      Survival After Termination.......................................24
MISCELLANEOUS.................................................................24
    10.1     Expenses.........................................................24
    10.2     Further Assurances...............................................24
    10.3     Notices..........................................................24
    10.4     Mediation........................................................25
    10.5     Arbitration......................................................26
    10.6     Publicity........................................................26
    10.7     Entire Agreement.................................................26
    10.8     Waivers and Amendments...........................................26
    10.9     Governing Law....................................................27
    10.10     Binding Effect, No Assignment...................................27
    10.11     Counterparts....................................................27
    10.12     Exhibits and Schedules..........................................27
    10.13     Effect of Disclosure On Schedules...............................27
    10.14     Headings........................................................27
    10.15     Severability of Provisions......................................27


SCHEDULE A - POINT BREAK SHAREHOLDERS
SCHEDULE B - COMPLETION OF EPISODES
SCHEDULE C - BUDGET FOR PRODUCTION
SCHEDULE D - ESCROW AGREEMENT


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THIS SHARE EXCHANGE AGREEMENT is entered into as of May 23, 2005, by and between
BRAVO  RESOURCES  LTD.,  a  Nevada  corporation   ("BRAVO"),   and  POINT  BREAK
PRODUCTIONS, INC., a Nevada corporation ("POINT BREAK").

                                    RECITALS

A. The Boards of Directors of each of BRAVO and POINT BREAK have determined that it is in the best interests of BRAVO and POINT BREAK (as applicable) and their respective shareholders that BRAVO acquire POINT BREAK through a statutory share exchange under the laws of Nevada (the "SHARE EXCHANGE") and, in furtherance thereof, have approved the Share Exchange, this Agreement and the transactions contemplated hereby.

B. Pursuant to the Share Exchange, among other things, and subject to the terms and conditions of this Agreement, all of the shares of capital stock of POINT BREAK which are issued and outstanding immediately prior to the Effective Time (as defined below) shall be converted into the right to receive shares of common stock, $0.001 par value per share, of BRAVO ("BRAVO COMMON STOCK") on the terms and subject to the conditions set forth herein.

C.       BRAVO  and  POINT  BREAK  desire  to  make   certain   representations,
         warranties, covenants and agreements in connection with the Share Exchange.


                                    AGREEMENT

NOW,  THEREFORE,  for  and in  consideration  of the  premises  and  the  mutual
agreements   hereinafter  set  forth,  in  accordance  with  the  provisions  of applicable law, the parties hereby agree as follows:

                                    ARTICLE I
                               THE SHARE EXCHANGE

1.1 THE SHARE EXCHANGE. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the applicable provisions of the Nevada Revised Statutes (the "NEVADA LAW"), by virtue of the Share Exchange and without any action on the part of BRAVO or the holder of any shares of POINT BREAK Common Stock, the following shall occur:

1.2 NUMBER OF SHARES OF BRAVO COMMON STOCK. The stockholders of POINT BREAK named on SCHEDULE A attached to this Agreement (the "POINT BREAK SHAREHOLDERS") shall receive an aggregate of 24,000,000 shares of BRAVO Common Stock on a pro rata basis based on their percentage shareholdings in POINT BREAK at the Effective Date, and POINT BREAK shall become a wholly-owned subsidiary of BRAVO.

1.3 CONVERSION OF POINT BREAK COMMON STOCK. Each share of POINT BREAK Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as such term is defined in SECTION 1.8) will be automatically converted



Share Exchange Agreement - Page 1
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         into the right to receive  61,538.46  shares of BRAVO Common Stock (the
         "EXCHANGE RATIO").

1.4 EFFECTIVE TIME. The Share Exchange will become effective upon the execution by the parties of this Share Exchange Agreement and the attached Escrow Agreement (SCHEDULE D), and the receipt by the Escrow Agent of the Items of Escrow identified therein (the "EFFECTIVE TIME").

1.5 FRACTIONAL SHARES. No fraction of a share of BRAVO Common Stock will be issued upon such exchange of shares of POINT BREAK Common Stock. Instead amounts of shares will be rounded to the nearest whole number.

1.6 RESERVATION OF SHARES. BRAVO will reserve sufficient shares of BRAVO Common Stock for issuance pursuant to SECTION 1.3.

1.7 ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into BRAVO Common Stock or POINT BREAK Common Stock), reorganization, reclassification, recapitalization or other like change with respect to BRAVO Common Stock or POINT BREAK Common Stock, the effective date of which occurs after the date hereof and prior to the Effective Time.

1.8      DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of POINT BREAK Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the Nevada Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING Shares") shall not be converted into or represent a right to receive BRAVO Common Stock pursuant to SECTIONS 1.2 and 1.3, but the holder thereof shall only be entitled to such rights as are granted by the Nevada Law.

         (b) Notwithstanding the provisions of SECTION 1.8(A), if any holder of shares of POINT BREAK Common Stock who demands appraisal of such shares under the Nevada Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of
                  (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive BRAVO Common Stock as provided in SECTIONS 1.2 and 1.3, without interest thereon, in accordance with SECTIONS 1.2 and 1.3.

         (c) POINT BREAK shall give BRAVO (i) prompt notice of its receipt of any written demands for appraisal of any shares of BRAVO
                  Common Stock, withdrawals of such demands, and any other instruments relating to the Share Exchange received by POINT BREAK and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the Nevada Law.

1.9 EXCHANGE OF CERTIFICATES. BRAVO shall cause its transfer agent to issue certificates representing the whole number of shares of BRAVO Common Stock into which such



Share Exchange Agreement - Page 2
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         POINT BREAK Shareholder's shares of POINT BREAK Common Stock shall have been exchanged as set forth in SCHEDULE A attached hereto.

1.10 NO FURTHER OWNERSHIP RIGHTS IN POINT BREAK COMMON STOCK. All shares of BRAVO Common Stock issued upon the surrender for exchange of shares of POINT BREAK Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of POINT BREAK Common Stock, and there shall be no further registration of transfers on the records of POINT BREAK of shares of POINT BREAK Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the BRAVO for any reason, they shall be canceled and exchanged as provided in this Article 1.

1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of POINT BREAK Common Stock shall have been lost, stolen or destroyed, the transfer agent for BRAVO shall issue certificates representing such shares of BRAVO Common Stock in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof.

1.12 EXEMPTION FROM REGISTRATION. The shares of BRAVO Common Stock to be issued pursuant to SECTIONS 1.2 and 1.3 in connection with the Share Exchange will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "SECURITIES ACT").

1.13 REPORTING OF SHARE EXCHANGE. For federal, state, and local income tax return reporting purposes, all parties agree to treat the Share Exchange as a nontaxable exchange under Section 368 of the Internal Revenue Code.

1.14     ESCROW OF BRAVO AND POINT BREAK COMMON STOCK.

         (a) Immediately after Closing, BRAVO will engage in a private placement of its shares of Common Stock for net proceeds of sufficient amount, as set forth in the attached SCHEDULE C, to fund the production of 13 episodes of "The Strip Poker Invitational." At Closing, the shares certificates of BRAVO Common Stock and the share certificates of POINT BREAK Common Stock (with executed stock powers), to be issued pursuant to SECTIONS 1.2 and 1.3 shall be placed into and held in escrow until (a) the financing has been obtained and all 13 episodes have been completed as described in SCHEDULES B AND C attached hereto, or (b) November 30, 2005, whichever shall first occur (the "ESCROW PERIOD").

         (b) If the financing shall have been obtained and all 13 episodes shall have been completed prior to November 30, 2005, then the shares certificates of POINT BREAK Common Stock shall be transferred to BRAVO and the shares certificates of BRAVO Common Stock shall be delivered to the POINT BREAK Shareholders.

         (c) If all the financing shall not have been obtained or if all 13 episodes shall not have been completed prior to November 30, 2005, this Share Exchange Agreement may be rescinded by either BRAVO or the POINT BREAK Shareholders (who are the third party beneficiaries of this Share Exchange Agreement), whereupon the shares of


Share Exchange Agreement - Page 3
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                  BRAVO Common Stock shall be returned to BRAVO for cancellation and the shares of POINT BREAK Common Stock and accompanying stock powers shall be returned to the POINT BREAK Shareholders for reinstatement of ownership of those shares.

1.15 BOARD OF DIRECTORS AND OFFICERS OF BRAVO. Immediately after the Closing and until the termination of the Escrow Period, the officers and directors of BRAVO shall continue to serve in their current positions.

1.16 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of BRAVO are fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.


                                   ARTICLE II
                                   THE CLOSING

2.1 TIME AND PLACE OF CLOSING. The closing of the Share Exchange (the "CLOSING") shall, unless otherwise agreed to in writing by the parties, take place at such time and place, not later than May 31, 2005, as the parties shall mutually agree.

2.2 OBLIGATIONS OF POINT BREAK AND THE POINT BREAK SHAREHOLDERS AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by BRAVO of its obligations hereunder, POINT BREAK and the POINT BREAK Shareholders shall deliver to BRAVO the following:

         (a) A copy of the Articles of Incorporation of POINT BREAK certified as of a date within ten days of the Closing by the Secretary of State of the State of Nevada and certified by the corporate secretary of POINT BREAK as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of POINT BREAK as of a date within ten days of the Closing;

         (c) A certificate of the corporate secretary of POINT BREAK attaching thereto true and correct copies of the bylaws of POINT BREAK;

         (d) The certificate of POINT BREAK referred to in SECTION 6.1 hereof;

         (e)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from POINT BREAK by BRAVO or its counsel; and

         (f) The certificates evidencing the shares of POINT BREAK Common Stock owned by the POINT BREAK Shareholders, duly endorsed for transfer to BRAVO.


Share Exchange Agreement - Page 4
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2.3      OBLIGATIONS  OF  BRAVO  AT OR  PRIOR  TO THE  CLOSING.  At or  prior to
         Closing, and subject to the satisfaction by POINT BREAK of its obligations hereunder, BRAVO shall deliver to POINT BREAK and the POINT BREAK Shareholders the following:

         (a) A copy of the Articles of Incorporation of BRAVO certified as of a date within ten days of the Closing by the Secretary of State of the State of Nevada and certified by the corporate secretary of BRAVO as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of BRAVO as of a date within ten days of the Closing;

         (c) A certificate of the corporate secretary of BRAVO attaching thereto true and correct copies of the bylaws of BRAVO and the corporate resolutions duly adopted by the board of directors of BRAVO authorizing the consummation of the transactions contemplated hereby;

         (d)      The certificate of BRAVO referred to in SECTION 6.2 hereof;

         (e)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from BRAVO by POINT BREAK or its counsel; and

         (f) Certificates evidencing the BRAVO Common Stock to be issued to the POINT BREAK Shareholders pursuant to ARTICLE I hereof.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF POINT BREAK

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by POINT BREAK to BRAVO contemporaneously with the execution of this Agreement (the "POINT BREAK DISCLOSURE SCHEDULE"), POINT BREAK represents, warrants, and covenants to BRAVO as follows:

3.1 ORGANIZATION AND QUALIFICATION. POINT BREAK is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to
         (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. POINT BREAK is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a material adverse effect in the business, operations, properties, assets, liabilities, prospects, or condition (financial or otherwise) of POINT BREAK (hereinafter a "MATERIAL EFFECT").

3.2 CAPITALIZATION. The issued and outstanding capital stock of POINT BREAK consists of 390 shares of common stock. All of the issued and outstanding shares of capital stock of POINT


Share Exchange Agreement - Page 5
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         BREAK are validly issued,  fully paid, and  nonassessable,  and none of such shares has been issued in violation of the preemptive rights of any person.

3.3 SUBSIDIARIES AND AFFILIATES. Except as set forth in SECTION 3.3 of the POINT BREAK Disclosure Schedule, POINT BREAK does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

3.4 OPTIONS OR OTHER RIGHTS. Except as set forth in SECTION 3.4 of the POINT BREAK Disclosure Schedule, no options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of POINT BREAK, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

3.5 OWNERSHIP OF SHARES. The shares of POINT BREAK Common Stock are owned of record and beneficially by the POINT BREAK Shareholders as set forth on Schedule A. To the knowledge of POINT BREAK, the POINT BREAK Shareholders possess full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the shares of POINT BREAK common stock, free from all liens, claims, and encumbrances of any kind.

3.6 VALIDITY AND EXECUTION OF AGREEMENT. POINT BREAK has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated, subject to approval of the shareholders of POINT BREAK and the terms set forth in this Agreement. This Agreement has been duly executed and delivered by POINT BREAK and constitutes the valid and binding obligation of POINT BREAK, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.7 NO CONFLICT. Except as set forth in SECTION 3.7 of the POINT BREAK Disclosure Schedule and to the knowledge of POINT BREAK, none of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of POINT BREAK or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to POINT BREAK that would cause a Material Effect, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which POINT BREAK or is bound that would cause a Material Effect; (b) result in the creation of any material option, pledge, security interest, lien, charge, encumbrance, or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon any of the properties or assets of POINT BREAK pursuant to any such term or provision that would cause a Material Effect; or (c) constitute a default under,


Share Exchange Agreement - Page 6
         terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which POINT BREAK is a party, or by which POINT BREAK or any of its properties or assets may be subject or bound that would cause a Material Effect.

3.8      CONSENTS  AND  APPROVALS.   No  federal,  state,  or  other  regulatory
         approvals are required to be obtained, nor any regulatory requirements complied with, by POINT BREAK in connection with the Share Exchange.

3.9      VIOLATION OF LAWS, PERMITS, ETC.

         (a) POINT BREAK is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) POINT BREAK has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

3.10 BOOKS AND RECORDS. The books and records of POINT BREAK (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of POINT BREAK are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of POINT BREAK since the date of inception of POINT BREAK, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.11 POINT BREAK FINANCIAL STATEMENTS. The unaudited balance sheet of POINT BREAK as of May 10, 2005, and the related unaudited statement of income and statement of cash flows for the period commencing as of date of inception through May 10, 2005 (the "POINT BREAK FINANCIAL STATEMENTS"), true and complete copies of which have been delivered to BRAVO, present fairly, in all material respects, the financial position of POINT BREAK as at such dates and the results of operations of POINT BREAK for the periods then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby.

3.12 UNDISCLOSED LIABILITIES. To the knowledge of POINT BREAK, POINT BREAK does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES" and individually as a "LIABILITY"), of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or


Share Exchange Agreement - Page 7
         reserved against on the POINT BREAK Financial Statements. POINT BREAK does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the POINT BREAK Financial Statements that are consistent with past practice and are included in the latest POINT BREAK Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the POINT BREAK Financial Statements, or (c) as specifically disclosed in the POINT BREAK Financial Statements.

3.13 TITLE TO PROPERTY; ENCUMBRANCES. POINT BREAK has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the POINT BREAK Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

3.14 TAXES. All returns, reports, information returns, or other documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or others authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on POINT BREAK) or the administration of any laws, regulations or administrative requirements relating to any Tax (hereinafter "TAX Returns"), reports and declarations of estimated tax or estimated tax deposit forms required to be filed by POINT BREAK have been duly and timely filed; POINT BREAK has paid all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability (hereinafter "TAXES") which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which POINT BREAK is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (hereinafter "GOVERNMENTAL OR REGULATORY BODY"). There are no tax liens upon any of the assets or properties of POINT BREAK except for any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any member or similar agreement, encumbrance or any other restriction or limitation whatsoever, other than (i) materialmen's, mechanics', repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the assets and shall have been disclosed to BRAVO hereunder, or (ii) any lien arising as a result of any act or omission of BRAVO (hereinafter "LIENS") for Taxes not yet




Share Exchange Agreement - Page 8
         due. POINT BREAK is not a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal (a "SETTLEMENT AGREEMENT"), and POINT BREAK does not have any obligation to make payments under any Settlement Agreement.

3.15     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of POINT BREAK's knowledge, threatened
                  (i) against or affecting any of POINT BREAK's assets or business that, if determined adversely to POINT BREAK, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) POINT BREAK has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause POINT BREAK to determine that there exists any basis for any material claim against POINT BREAK for any of the matters described in paragraph (a) above.

3.16 CONTRACTS AND OTHER AGREEMENTS. POINT BREAK has made available to BRAVO complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of POINT BREAK's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

3.17 COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS. SECTION 3.17 to the POINT BREAK Disclosure Schedule sets forth: (a) the names of all present officers and directors of POINT BREAK and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of POINT BREAK. POINT BREAK has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in
         SECTION 3.17 to the POINT BREAK Disclosure Schedule. To the knowledge of POINT BREAK, none of such persons has made a threat to POINT BREAK to terminate such person's relationship with POINT BREAK.

3.18 ERISA. Except as set forth in SECTION 3.18 to the POINT BREAK Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of POINT BREAK, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by POINT BREAK, and no such Plan is or has ever been subject to ERISA.

3.19 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 3.19 to the POINT BREAK Disclosure
         Schedule, since the date of the latest POINT BREAK Financial Statements, POINT BREAK has not:



Share Exchange Agreement - Page 9

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of POINT BREAK;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests except in the ordinary course of business and consistent with past practices;

         (c) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (d) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (e) knowingly waived any right of material value to the business of POINT BREAK;

         (f) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (g) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (h) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (i) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;


Share Exchange Agreement - Page 10

         (j)      except in the ordinary course of business, incurred or assumed
                  any  debt,   obligation  or  liability  (whether  absolute  or
                  contingent and whether or not currently due and payable);

         (k)      except  in  the  ordinary   course  of   business,   made  any
                  acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (l) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (m) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $50,000 individually or in the aggregate;

         (n)      except in the ordinary  course of  business,  made any capital
                  expenditures  or  commitments  for  capital   expenditures  in
                  aggregate amount exceeding $50,000; or

         (o) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 3.16.

3.20 LICENSES AND PERMITS. All of the licenses, concessions and permits issued to POINT BREAK are set forth in SECTION 3.20 of the POINT BREAK Disclosure Schedule. POINT BREAK has not received any notice of any claim of revocation of any such licenses, concessions, and permits and has no knowledge of any event, which would be likely to give rise to such a claim.

3.21 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by POINT BREAK directly with BRAVO without the intervention of any other person on behalf of POINT BREAK in such manner as to give rise to any valid claim by any person against POINT BREAK or BRAVO for a finder's fee, brokerage commission or similar payment.

3.22 DISCLOSURE. To the knowledge of POINT BREAK, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.



Share Exchange Agreement - Page 11

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BRAVO

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by BRAVO to POINT BREAK contemporaneously with the execution of this Agreement (the "BRAVO DISCLOSURE SCHEDULE"), BRAVO represents, warrants, and covenants to POINT BREAK as follows:

4.1 ORGANIZATION AND QUALIFICATION. BRAVO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. BRAVO is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.

4.2 CAPITALIZATION. The issued and outstanding capital stock of BRAVO consists of 6,362,744 shares of common stock, $0.001 par value per share. All of the issued and outstanding shares of capital stock of BRAVO are validly issued, fully paid, and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any person. The BRAVO Common Stock shall be validly issued, fully paid, and nonassessable.

4.3 SUBSIDIARIES AND AFFILIATES. Except as set forth in SECTION 4.3 of the BRAVO Disclosure Schedule, BRAVO does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

4.4 OPTIONS OR OTHER RIGHTS. Except as set forth in SECTION 4.4 of the BRAVO Disclosure Schedule, no options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of BRAVO whether upon conversion of other securities or otherwise, are issued or outstanding except as set forth in the BRAVO Disclosure Schedule, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

4.5 VALIDITY AND EXECUTION OF AGREEMENT. BRAVO has the full legal right, capacity, and power required to enter into, execute, and deliver this Agreement and to carry out the transactions contemplated, subject to approval of the shareholders of BRAVO and the terms set forth in this Agreement. This Agreement has been duly and validly executed on behalf of BRAVO and is a valid and binding obligation of BRAVO, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
         (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.6 NO CONFLICT. Except as set forth in SECTION 4.6 of the BRAVO Disclosure Schedule and to the knowledge of BRAVO, none of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a



Share Exchange Agreement - Page 12
         default under any term or provision of the Articles of Incorporation or bylaws of BRAVO or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to BRAVO that would cause a Material Effect, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which BRAVO is bound that would cause a Material Effect; (b) result in the creation of any Encumbrance upon any of the properties or assets of BRAVO pursuant to any such term or provision that would cause a Material Effect; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which BRAVO is a party, or by which BRAVO or any of its properties or assets may be subject or bound that would cause a Material Effect.

4.7      CONSENTS  AND  APPROVALS.   No  federal,  state,  or  other  regulatory
         approvals are required to be obtained, nor any regulatory requirements complied with, by BRAVO in connection with the Share Exchange.

4.8      VIOLATION OF LAWS, PERMITS, ETC.

         (a) BRAVO is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) BRAVO has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

4.9 BOOKS AND RECORDS. The books and records of BRAVO (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of BRAVO are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of BRAVO since the date of inception of BRAVO, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

4.10 BRAVO FINANCIAL STATEMENTS. The unaudited balance sheet of BRAVO as of March 31, 2005, and the related unaudited statement of income and statement of cash flows for the year then ended (the "BRAVO FINANCIAL STATEMENTS"), true and complete copies of which have been delivered to POINT BREAK, present fairly, in all material respects, the financial position of BRAVO as at such dates and the results of operations of POINT BREAK for the periods then ended, in accordance with GAAP consistently applied for the periods covered thereby.

4.11 UNDISCLOSED LIABILITIES. To the knowledge of BRAVO, BRAVO does not have any Liability of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the BRAVO Financial Statements. BRAVO



Share Exchange Agreement - Page 13
         does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the BRAVO Financial Statements that are consistent with past practice and are included in the latest BRAVO Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the BRAVO Financial Statements, or (c) as specifically disclosed in the BRAVO Financial Statements.

4.12 TITLE TO PROPERTY; ENCUMBRANCES. BRAVO has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the BRAVO Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

4.13 TAXES. All Tax Returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by BRAVO have been duly and timely filed; BRAVO has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which BRAVO is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of BRAVO except for Liens for Taxes not yet due. BRAVO is not a party to any Settlement Agreement, and BRAVO does not have any obligation to make payments under any Settlement Agreement.

4.14     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of BRAVO's knowledge, threatened (i) against or affecting any of BRAVO's assets or business that, if determined adversely to BRAVO, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) BRAVO has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause BRAVO to determine that there exists any basis for any material claim against BRAVO for any of the matters described in paragraph (a) above.

4.15 CONTRACTS AND OTHER AGREEMENTS. BRAVO has made available to POINT BREAK complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of BRAVO's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by


Share Exchange Agreement - Page 14
         them to date thereunder in all material respects and are not in default thereunder in any material respect.

4.16 COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS. SECTION 4.16 to the BRAVO Disclosure Schedule sets forth: (a) the names of all present officers and directors of BRAVO and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of BRAVO. BRAVO has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in SECTION 4.16 to the BRAVO Disclosure Schedule. To the knowledge of BRAVO, none of such persons has made a threat to BRAVO to terminate such person's relationship with BRAVO.

4.17 ERISA. Except as set forth in SECTION 4.17 to the BRAVO Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of BRAVO, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by BRAVO, and no such Plan is or has ever been subject to ERISA.

4.18 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 4.18 to the BRAVO Disclosure Schedule, since the date of the latest BRAVO Financial Statements, BRAVO has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of BRAVO;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests except in the ordinary course of business and consistent with past practices;

         (c) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (d) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (e) knowingly waived any right of material value to the business of BRAVO;


Share Exchange Agreement - Page 15

         (f) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (g) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (h) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (i) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (j)      except in the ordinary course of business, incurred or assumed
                  any  debt,   obligation  or  liability  (whether  absolute  or
                  contingent and whether or not currently due and payable);

         (k)      except  in  the  ordinary   course  of   business,   made  any
                  acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (l) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (m) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $50,000 individually or in the aggregate;

         (n)      except in the ordinary  course of  business,  made any capital
                  expenditures  or  commitments  for  capital   expenditures  in
                  aggregate amount exceeding $50,000; or

         (o) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 3.16.


Share Exchange Agreement - Page 16

4.19 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by POINT BREAK directly with BRAVO without the intervention of any other person on behalf of BRAVO in such manner as to give rise to any valid claim by any person against POINT BREAK or BRAVO for a finder's fee, brokerage commission or similar payment.

4.20 APPROVAL OF SHARE EXCHANGE. The board of directors of BRAVO has approved the Share Exchange without reservation or qualification.

4.21 INVESTMENT COMPANY. BRAVO is not an investment company within the meaning of Section 3 of the Investment Company Act.

4.22 TRADING STATUS. The BRAVO Common Stock is quoted on the OTC Bulletin Board under the symbol "BVOL."

4.23 SEC REPORTING STATUS. BRAVO filed a registration statement under the Securities Act of 1933, which was declared effective on February 11, 2004. Accordingly, since that date, BRAVO has filed all reports required to be filed pursuant to Section 15(d) of the Securities Exchange Act of 1934.

4.24 DISCLOSURE. To the knowledge of BRAVO, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V
                            ACTIONS PRIOR TO CLOSING

5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. At or prior to the Closing Date, each of BRAVO and POINT BREAK shall be entitled to make such investigation of the assets, properties, business and operations of the other and such examination of the books, records, Tax Returns, financial condition and operations of the other as each may wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and BRAVO and POINT BREAK shall cooperate fully therein. In order that each of BRAVO and POINT BREAK may have full opportunity to make such a business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the other, BRAVO or POINT BREAK, as the case may be, shall furnish to the other during such period all such information and copies of such documents concerning its affairs as BRAVO or POINT BREAK may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully and provide all material facts affecting its financial condition and business operations. Until the Closing and if the Closing shall not occur, thereafter, BRAVO, POINT BREAK, and its respective affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, BRAVO, POINT BREAK, and its respective affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from the other concerning its assets,



Share Exchange Agreement - Page 17
         properties, business and operations, unless (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to BRAVO or POINT BREAK, as the case may be, to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason, BRAVO, POINT BREAK, and its respective affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to BRAVO or POINT BREAK, as the case may be.

5.2 CONDUCT AND PRESERVATION OF BUSINESS OF BRAVO. From the date hereof through the Closing Date, BRAVO shall cause its corporate existence to be continued in the ordinary course in the same manner as it has been conducted since it inception. BRAVO covenants that, except with the prior written consent of POINT BREAK, which consent shall not be unreasonably withheld, BRAVO will not:

         (a) Do any of the restricted acts set forth in SECTION 4.18 hereof, or enter into any agreement of a nature set forth in
                  SECTION 4.15 hereof; or

         (b) Enter into any transaction other than in the ordinary course of business.

5.3 CONDUCT AND PRESERVATION OF BUSINESS OF POINT BREAK. From the date hereof through the Closing Date, POINT BREAK shall cause its business to be conducted in the ordinary course and in the same manner as it has been conducted since its inception. POINT BREAK covenants that, except with the prior written consent of BRAVO, which consent shall not be unreasonably withheld, POINT BREAK will not:

         (a) Do any of the restricted acts set forth in SECTION 3.19 hereof, or enter into any agreement of a nature set forth in
                  SECTION 3.16 hereof, except for any agreements necessary for the production of the episodes of "The Strip Poker Invitational"; or

         (b) Enter into any transaction other than in the ordinary course of business.

         Further, POINT BREAK shall use commercially reasonable efforts to (i) preserve intact its business, assets, properties and organizations,
         (ii) keep available the services of its present officers, employees, consultants and agents; and (iii) maintain its present suppliers and customers and preserve its goodwill.

5.4 ADVICE OF CHANGES. POINT BREAK will promptly advise BRAVO in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the POINT BREAK Disclosure Schedule or would have resulted in any representation of POINT BREAK in this Agreement being untrue. BRAVO will promptly advise POINT BREAK in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the BRAVO Disclosure Schedule or would have resulted in any representation of BRAVO in this Agreement being untrue in any material respect.



Share Exchange Agreement - Page 18

5.5 OTC BULLETIN BOARD. BRAVO will use its best efforts to maintain the listing on the OTC Bulletin Board of the BRAVO Common Stock. BRAVO shall take the necessary action to notify NASD Regulation of the Share Exchange in a timely manner.

5.6 SEC REPORTS. BRAVO shall file with the SEC all reports and other documents that are required by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder to be filed in connection with the transactions contemplated by this Agreement.

5.7 SHAREHOLDER APPROVAL. POINT BREAK shall, as expeditiously as possible, take all actions necessary to obtain the approval of its shareholders of the transactions contemplated by this Agreement as required by the laws of Nevada.

5.8 OTHER AGREEMENTS. POINT BREAK and BRAVO agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.


                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

6.1      CONDITIONS  PRECEDENT  TO THE  OBLIGATIONS  OF  BRAVO TO  COMPLETE  THE
         CLOSING. The obligations of BRAVO to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by BRAVO:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by POINT BREAK at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of POINT BREAK set forth in Article III shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) BRAVO shall have received a certificate to such effect from POINT BREAK, specifically referencing SECTIONS 3.7 AND 3.8.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by POINT BREAK in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to POINT BREAK and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have



Share Exchange Agreement - Page 19
                  expired or been terminated, and BRAVO shall have received a certificate from POINT BREAK to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for BRAVO, which approval shall not be unreasonably withheld.

         (d) POINT BREAK shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by BRAVO or its counsel.

         (e)      POINT BREAK shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to BRAVO by or on behalf of POINT BREAK shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against POINT BREAK or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to POINT BREAK.

         (h) All of the POINT BREAK Shareholders approving the Share Exchange shall have acknowledged that the shares of BRAVO Common Stock are restricted securities under the Securities Act and represent that such POINT BREAK Shareholder (i) is acquiring the BRAVO Common Stock for his own account without a view to distribution within the meaning of the Securities Act;
                  (ii) has received from BRAVO its filings with the Securities and Exchange Commission and all other information that he has deemed necessary to make an informed investment decision with respect to an investment in BRAVO in general and the BRAVO Common Stock in particular; (iii) is financially able to bear the economic risks of an investment in BRAVO; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the BRAVO Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the BRAVO Common Stock. Such acknowledgment shall also indicate that each POINT BREAK Shareholder understands and agrees that the certificates evidencing the BRAVO Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the BRAVO Common Stock will not be transferable except under an effective registration statement under the Securities Act or in accordance with available exemptions from registration under the Securities Act. Such acknowledgment shall be substantially in the form attached hereto as EXHIBIT A.


Share Exchange Agreement - Page 20

         (i)      POINT BREAK shall have received the necessary  approvals  from
                  at  least  90%  of  its   shareholders  to  proceed  with  the
                  transactions contemplated herein.

         (j) POINT BREAK shall have demonstrated, to the satisfaction of BRAVO, that it owns all of the rights to the following:

                     o 13-episode video production titled "The Strip Poker Invitational," including the rights to the pilot of the show;
                     o all revenue sources held under Aces and Eights Entertainment LLC; and
                     o the contracts of Carmen Electra, Michael Berk, Lodge Net, In Demand, and Kingworld, with respect to "The Strip Poker Invitational" video production.

6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF POINT BREAK TO COMPLETE THE CLOSING. The obligations of POINT BREAK to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by POINT BREAK:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by BRAVO at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of BRAVO set forth in Article IV shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) POINT BREAK shall have received a certificate to such effect from BRAVO, specifically referencing SECTIONS 4.6 AND 4.7. BRAVO shall provide a certificate from its transfer agent as to the representations contained in SECTION 4.2.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by BRAVO in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to BRAVO and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and POINT BREAK shall have received a certificate from BRAVO to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for POINT BREAK, which approval shall not be unreasonably withheld.

         (d) BRAVO shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by POINT BREAK or its counsel.


Share Exchange Agreement - Page 21

         (e)      BRAVO shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to POINT BREAK by or on behalf of BRAVO shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against BRAVO or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to BRAVO.

         (h) The BRAVO Common Stock shall continue to be quoted on the OTC Bulletin Board.

         (i) POINT BREAK Shareholders holding no more than 10% of the issued and outstanding POINT BREAK common stock shall have perfected appraisal rights for their shares in accordance with the Nevada Law.


                                   ARTICLE VII
                             POST-CLOSING COVENANTS

The parties covenant to take the following actions after the Closing Date:

7.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of POINT BREAK or BRAVO, as the case may be, relating to the business of POINT BREAK or BRAVO in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its affiliates and (b) for any other reasonable business purpose.

7.2 RECORD RETENTION. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of POINT BREAK or BRAVO relating to the business of POINT BREAK or BRAVO in his or its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.

7.3 POST-CLOSING ASSISTANCE. POINT BREAK and BRAVO will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or


Share Exchange Agreement - Page 22
         administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this SECTION 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

7.4 ISSUANCE OF SHARES DURING ESCROW PERIOD. During the Escrow Period, BRAVO shall not issue any shares of its common stock for consideration less than the market price on the date of issue without the prior written consent of John McConkie, except and only to the extent necessary to raise additional monies to fund the production of 13 episodes of "The Strip Poker Invitational," as contemplated by SECTION
         1.14 above.


                                  ARTICLE VIII
                                    SURVIVAL

8.1 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each agreement in this Agreement shall survive the Closing without limitation as to time until fully performed and each representation and warranty in this Agreement or in the
         Exhibits, Schedules or certificates delivered pursuant to this Agreement shall survive the Closing for a period of two years (other than the representations and warranties contained in SECTION 3.5 which shall survive the Closing without limitation as to time, and other than the representations and warranties contained in SECTION 3.14, which shall survive the Closing until the earlier of (i) three and one-half years from the Closing Date and (ii) three years following the date on which BRAVO files the Tax Return relating to the taxable period from April 1, 2005 through the Closing Date). Notice must be given to the party from whom indemnification is sought of any claim for indemnification under Article VIII prior to the termination of the relevant survival period.


                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

         (a)      by mutual written consent of BRAVO and POINT BREAK;

         (b) by BRAVO or POINT BREAK by written notice to the other party hereto, if the Closing shall not have occurred on or prior to the close of business on June 30, 2005 (unless such event has been caused by a breach of this Agreement by the party seeking such termination);



Share Exchange Agreement - Page 23

         (c) by BRAVO or by POINT BREAK if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable;

         (d) by BRAVO if POINT BREAK has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination; or

         (e) by POINT BREAK if BRAVO has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

         Should POINT BREAK terminate this Agreement for any reason other than a default by BRAVO as described in SECTION 9.1(E) hereof, POINT BREAK shall be liable for all damages caused by the failure to close. Similarly, if BRAVO should terminate this Agreement for any reason other than a default by POINT BREAK as described in SECTION 9.1(D) hereof, BRAVO shall be liable for all damages caused by the failure to close.

9.2      SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to
         SECTION 9.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of SECTION 5.1 relating to the obligation to keep confidential certain information and
         (b) there shall be no liability on the part of POINT BREAK or BRAVO or their respective affiliates.


                                    ARTICLE X
                                  MISCELLANEOUS

10.1 EXPENSES. Each party shall be responsible for its own legal and accounting fees in connection with the Share Exchange.

10.2 FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of BRAVO, and without further consideration, POINT BREAK will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as BRAVO may reasonably deem necessary or desirable in order to transfer, convey and assign the Shares to BRAVO and to assist BRAVO in exercising all rights with respect thereto. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

10.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days


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         thereafter  or sent by prepaid  air  courier or (b) three (3)  business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this SECTION 10.3):

                  If to POINT BREAK:

                           Point Break Productions, Inc.
                           #187 412 Olive Avenue
                           Huntington Beach, CA 92648
                           Attention:    Christopher Seminatore, President

                  with a copy to:

                           Patrick O'Neal
                           214 20th Street, Unit B
                           Huntington Beach, CA  92648

                  If to BRAVO:

                           Bravo Resources Ltd.
                           #271 8623 Granville Street
                           Vancouver, BC V6P 5A2
                           Attention:    Daniel Savino, President

                  With a copy to:

                           Dill Dill Carr Stonbraker & Hutchings, P.C.
                           455 Sherman Street, Suite 300
                           Denver, CO 80203
                           Attention:  Fay M. Matsukage, Esq.

10.4 MEDIATION. The parties hereto encourage the prompt and equitable settlement of all controversies or claims (a "DISPUTE") between or among the parties and their affiliates including but not limited to those arising out of or relating to this Agreement or the transactions contemplated hereby. At any time, either party can give the other written notice that it desires to settle a Dispute. Within 10 days of delivery of such notice, the parties agree to cause their officers having authority to resolve such differences to meet for two out of four continuous days (the "NEGOTIATION PERIOD"), the parties agree to submit their Dispute to a mediator to work with them to resolve their differences. Such mediator shall be selected by mutual agreement of the parties. The parties shall participate in the mediation proceeding in good faith with the intention to settle. The mediation shall be conducted pursuant to the rules generally used by the mediator in the mediator's practice, which rules may be modified or amended with the written consent of the parties. No later than three business days prior to the mediation, each party shall deliver to the mediator all information reasonably required for the mediator to understand the Dispute and the issues presented. The mediation shall be


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         determined  upon  the  first  to  occur  of the  following:  (i) by the execution of a settlement agreement resolving the Dispute by the parties; (ii) by a written declaration of the mediator to the effect that further efforts at mediation are no longer worthwhile; or (iii) after the completion of two full days of mediation effect that mediation proceedings are terminated. No party shall sue any other party hereto in connection with any Dispute, except for enforcement of the negotiation and mediation process set forth herein, and the arbitration provisions set forth in SECTION 10.5 hereof shall not be applicable, in each case, prior to termination of the Negotiation Period and of the mediation as provided above.

10.5 ARBITRATION. Any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated by this Agreement shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rule of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of BRAVO and POINT BREAK. In connection with any such arbitration, each party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure.

         (a) The seat of the arbitration shall be in Las Vegas, Nevada. Each of POINT BREAK and BRAVO hereby irrevocably submits to the jurisdiction of the arbitrator in Las Vegas, Nevada, and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient format, or that such venue is improper.

         (b) The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. POINT BREAK and BRAVO acknowledge and agree that by agreeing to these arbitration provisions each of the parties hereto is waiving any right that such party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the agreements or transactions contemplated hereby.

10.6 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by BRAVO and POINT BREAK except as may be required by applicable law or the rules and regulations of the applicable regulatory authorities.

10.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

10.8 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay


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         on the part of any party in  exercising  any right,  power or privilege hereunder shall operate as a waiver thereof

10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

10.10 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

10.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

10.12 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

10.13 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such
         Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

10.14 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

10.15 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.


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IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement as of the date first above written.


                                     BRAVO:
                                     BRAVO RESOURCES LTD.


                                     By:      /s/ DANIEL SAVINO
                                        ----------------------------------------
                                            Daniel Savino, President


                                     POINT BREAK:
                                     POINT BREAK PRODUCTIONS, INC.


                                     By:      /s/ CHRISTOPHER SEMINATORE
                                        ----------------------------------------
                                            Christopher Seminatore, President
























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